UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_]      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2011, Porter Bancorp’s bank subsidiary, PBI Bank, entered into a Consent Order with the Federal Deposit Insurance Corporation (FDIC) and the Kentucky Department of Financial Institutions (KDFI).

By entering the Consent Order, PBI Bank has agreed to take certain measures in a number of areas including (i) undertaking an independent assessment of management resources; (ii) maintaining specified capital levels; (iii) reducing problem loans; (iv) conducting regular board reviews of the adequacy of the loan loss allowance; (v) strengthening loan review procedures and policies; (vi) reducing construction and development loan concentrations; (vii) limiting future asset growth; and (viii) limiting lending to troubled borrowers. The Consent Order also provides that the Bank will obtain prior regulatory approval before the payment of cash dividends. PBI Bank has already adopted and implemented many of the actions prescribed in the Consent Order.

The Consent Order is the result of ongoing discussions between regulators and PBI Bank based on a regulatory examination conducted in late 2010. The Consent Order will remain in effect until it is modified or terminated by the FDIC and the KDFI. PBI Bank's customer deposits remain fully insured to the highest limit set by the FDIC.

A copy of the Consent Order and the Stipulation are attached hereto as, respectively, Exhibit 99.1 and Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Consent Order
99.2	Stipulation and Consent to the Issuance of a Consent Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2011	Porter Bancorp Inc.

	By:	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Consent Order
99.2	Stipulation and Consent to the Issuance of a Consent Order